HAM,
  LANGSTON &
    BREZINA, L.L.P.
Certified Public Accountants
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                                                                    EXHIBIT 16.1

June  17,  2005



Office  of  the  Chief  Accountant
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Dear  Sir/Madam:

We have read Item 4.01 included in the Form 8-K dated June 17, 2005 of Endovasc, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in paragraphs 1 and 2. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/  Ham,  Langston  &  Brezina,  L.L.P.